Exhibit 10.1

REDHAWK HOLDINGS CORP.

CERTIFICATE OF DESIGNATION

OF

SERIES A PREFERRED STOCK

Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Common Stock” means the Company’s common stock, par value $0.001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” shall mean RedHawk Holdings Corp., a Nevada corporation.

“Conversion Date” shall have the meaning set forth in Section 6(a).

“Conversion Rate” shall have the meaning set forth in Section 6(b).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Series A Preferred in accordance with the terms hereof.

“Holder” shall have the meaning given such term in Section 2.

“Junior Securities” means the Common Stock and all other Common Stock Equivalents of the Company other than those securities which are explicitly senior or pari passu to the Series A Preferred in dividend rights or liquidation preference.

“Liquidation” shall have the meaning set forth in Section 5.

“Notice of Conversion” shall have the meaning set forth in Section 6(a).

“Original Issue Date” means the date of the first issuance of the Series A Preferred shares in question regardless of the number of transfers of any particular shares of Series A Preferred and regardless of the number of certificates which may be issued to evidence such Series A Preferred.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Series A Preferred” shall have the meaning set forth in Section 2.

“Securities” means the Series A Preferred and the Underlying Shares.

“Share Delivery Date” shall have the meaning set forth in Section 6(c)(i).

“Stated Value” shall have the meaning set forth in Section 2, as the same may be increased from time to time pursuant to Section 3(a).

“Trading Day” means a day on which the New York Stock Exchange is open for business.

“Transfer Agent” means VStock Transfer, LLC and any successor transfer agent of the Company.

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion of the Series A Preferred in accordance with the terms of this Certificate of Designation.

Section 2. Designation, Amount and Par Value. The series of preferred stock shall be designated as the Series A Preferred Stock (the “Series A Preferred”) and the number of shares so designated shall be two thousand (2,000) (which shall not be subject to increase without the written consent of all of the holders of the Series A Preferred (each, a “Holder” and collectively, the “Holders”)). Each share of Series A Preferred shall have a par value of $1,000.00 per share and a stated value equal to $1,000.00 per share, subject to increase as set forth in Section 3(a) below (the “Stated Value”).

Section 3. Dividends.

(a) Dividends in Cash or in Kind. Holders shall be entitled to receive, and the Company shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) of 5.0% per annum, payable quarterly within 30 days of January 1, April 1, July 1 and October 1 of each year, beginning on the first such date after the Original Issue Date and on each Conversion Date (with respect only to Preferred Stock being converted) (each such date, a “Dividend Payment Date”) (if any Dividend Payment Date is not a Trading Day, the applicable payment shall be due on the next succeeding Trading Day) in cash, or at the Company’s option, such dividends shall be accreted to, and increase, the outstanding Stated Value.

(b) Dividend Calculations. Dividends on the Preferred Stock shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the Original Issue Date, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Dividends shall cease to accrue with respect to any Series A Preferred converted as provided for herein. Except as otherwise provided herein, if at any time the Company pays dividends partially in cash and partially through accretion to Stated Value, then such payment shall be distributed ratably among the Holders based upon the number of shares of Preferred Stock held by each Holder on such Dividend Payment Date.

Section 4. Voting Rights. Except as otherwise provided herein or as otherwise required by law, holders of Series A Preferred shall vote together with the Common Stock on all matters submitted to stockholders. Each Series A Preferred share shall be entitled to ten (10) votes on all matters submitted to a vote of the stockholders of the Company for each share of Common Stock into which such Series A Preferred could have been converted on the last Dividend Payment Date. Also, as long as any shares of Series A Preferred are outstanding, the Company shall not, without the affirmative vote of a majority of the Holders of the then outstanding shares of the Series A Preferred, alter or change adversely the powers, preferences or rights given to the Series A Preferred (including by issuance of more senior preferred stock) or alter or amend this Certificate of Designation.

Section 5. Liquidation. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the Stated Value of the Series A Preferred and any other fees or liquidated damages then due and owing thereon under this Certificate of Designation, for each share of Series A Preferred, before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be ratably distributed among the Holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Section 6. Conversion.

a) Conversions at Option of Holder. Each share of Series A Preferred shall be convertible, at any time following the six (6) month anniversary of the Original Issue Date, and from time to time from and thereafter at the option of the Holder thereof into Common Stock at the Conversion Rate. Holders shall effect conversions by providing the Company with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Series A Preferred to be converted, the number of shares of Series A Preferred owned prior to the conversion at issue, the number of shares of Series A Preferred owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers such Notice of Conversion to the Company (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Company is deemed delivered hereunder. No ink-original Notice of Conversion shall be required. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversions of shares of Series A Preferred, a Holder shall not be required to surrender the certificate(s) representing the shares of Series A Preferred to the Company unless all of the shares of Series A Preferred represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Series A Preferred promptly following the Conversion Date at issue. Shares of Series A Preferred converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and shall not be reissued.

b) Conversion Rate. Each share of Series A Preferred shall be convertible into the number of shares of Common Stock equal to the quotient of: (1) the Stated Value, as may be increased from time to time pursuant to Section 3(a), by (2) $0.015 (the “Conversion Rate”).

c) Mechanics of Conversion

i. Delivery of Conversion Shares Upon Conversion. Not later than five (5) Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the converting Holder the number of Conversion Shares being acquired upon the conversion of the Series A Preferred. If the Common Stock is listed or quoted for public trading and upon request of the Holder, the Company shall deliver the Conversion Shares required to be delivered by the Company under this Section 6 electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

ii. Failure to Deliver Conversion Shares. If, in the case of any Notice of Conversion, such Conversion Shares are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such Conversion Shares, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Series A Preferred certificate delivered to the Company and the Holder shall promptly return to the Company the Conversion Shares issued to such Holder pursuant to the rescinded Conversion Notice.

iii. Obligation Absolute. The Company’s obligation to issue and deliver the Conversion Shares upon conversion of Series A Preferred in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by such Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to such Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action that the Company may have against such Holder. In the event a Holder shall elect to convert any or all of the Series A Preferred, the Company may not refuse conversion based on any claim that such Holder or anyone associated or affiliated with such Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and/or enjoining conversion of all or part of the Series A Preferred of such Holder shall have been sought and obtained. In the absence of such injunction, the Company shall issue Conversion Shares and, if applicable, cash, upon a properly noticed conversion.

iv. Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series A Preferred, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Series A Preferred), not less than such aggregate number of shares of the Common Stock as shall be issuable upon the conversion of the then outstanding shares of Series A Preferred. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

v. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Series A Preferred. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Rate or round up to the next whole share.

vi. Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Series A Preferred shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holders of such shares of Series A Preferred and the Company shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

Section 7. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Company, at any time while this Series A Preferred is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of this Series A Preferred), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Rate shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

c) Notice to the Holders.

i. Adjustment to Conversion Rate. Whenever the Conversion Rate is adjusted pursuant to any provision of this Section 7, the Company shall promptly deliver to each Holder a notice setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Series A Preferred, and shall cause to be delivered to each Holder at its last address as it shall appear upon the stock books of the Company, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.

Section 8. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company, at 219 Chemin Metairie Road, Youngsville, Louisiana, 70592, Attention: Daniel J. Schreiber, or such other address as the Company may specify for such purposes by notice to the Holders delivered in accordance with this Section 8. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Company, or if no such facsimile number or address appears on the books of the Company, at the principal place of business of such Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section prior to 5:30 p.m. (Central time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (Central time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay liquidated damages, as applicable, on the shares of Series A Preferred at the time, place, and rate, and in the coin or currency, herein prescribed.

c) Lost or Mutilated Series A Preferred Certificate. If a Holder’s Series A Preferred certificate shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series A Preferred so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Company.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflict of laws thereof.

e) Waiver. Any waiver by the Company or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Company or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion. Any waiver by the Company or a Holder must be in writing.

f) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

g) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

i) Status of Converted or Redeemed Series A Preferred. If any shares of Series A Preferred shall be converted, redeemed or reacquired by the Company, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series A Preferred.

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ANNEX A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert Shares of Series A Preferred Stock)

The undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock indicated below into shares of common stock, par value $0.001 per share (the “Common Stock”), of RedHawk Holdings Corp., a Nevada corporation (the “Company”), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Company. No fee will be charged to the Holders for any conversion, except for any such transfer taxes.

Conversion calculations:

Date to Effect Conversion: _____________________________________________
Number of shares of Series A Preferred owned prior to Conversion: _______________
Number of shares of Series A Preferred to be Converted: ________________________
Number of shares of Common Stock to be Issued: ___________________________
Applicable Conversion Rate:____________________________________________
Number of shares of Series A Preferred subsequent to Conversion: ________________
Address for Delivery: ______________________

[HOLDER]

By:
Name:
Title: